As filed with the Securities and Exchange Commission on August 3, 2016
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WORKIVA INC.
(Exact name of Registrant as specified in its charter)

Delaware	47-2509828
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2900 University Boulevard
Ames, Iowa 50010
(888) 275-3125
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
2014 Equity Incentive Plan
(Full title of plans)

Matthew M. Rizai
Chief Executive Officer
2900 University Boulevard
Ames, Iowa 50010
(888) 275-3125
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Troy M. Calkins General Counsel 55 W. Monroe Street, Suite 3150 Chicago, Illinois 60603 (312) 988-0737
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.001 par value per share	3,900,000	$14.04	$54,756,000	$5,513.93

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock of Workiva Inc. (the “Registrant” or the “Company”) that become issuable under the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Class A common stock.

(2)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $14.04 per share, the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on August 1, 2016.

WORKIVA INC.
REGISTRATION STATEMENT ON FORM S-8

Incorporation by Reference of Earlier Registration Statement on Form S-8
The Registrant has earlier filed a registration statement on Form S-8 relating to the 2014 Equity Incentive Plan (File No. 333-200975) (the “Earlier Registration Statement”). This Registration Statement registers additional shares for offering pursuant to such plan. Subject to Item 3 of Part II of this Registration Statement and except as modified or superseded herein, the contents of the Earlier Registration Statement are incorporated herein by reference.

PART I
Information Required in the Section 10(a) Prospectus

The information specified in this Part I is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

(b)	The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

(c)	The Registrant's Current Reports on Form 8-K filed on January 15, 2016, April 11, 2016 and June 17, 2016; and

(d)
The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36773) filed with the Commission on December 5, 2014, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Sections 145 and 102(b)(7) of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to its directors and officers under certain circumstances and subject to certain limitations. The terms of Sections 145 and 102(b)(7) of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.
The Registrant’s bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent not prohibited by the Delaware General Corporation Law and that the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law. Subject to certain limitations, the Registrant’s bylaws also require the Registrant to advance expenses as incurred by its directors and officers for the defense of any action for which indemnification is required or permitted. In addition, under the Delaware General Corporation Law, the Registrant may be required to indemnify its directors and officers under certain other circumstances.
In addition to the indemnification under the Registrant’s certificate of incorporation and bylaws, the Registrant has entered into separate indemnification agreements with its directors and executive officers. These agreements, among other things, provide that the Registrant will indemnify its directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of the Registrant’s directors or executive officers, or any other company or enterprise to which the person provides services at the Registrant’s request.
The Registrant carries and intends to maintain directors’ and officers’ liability insurance on behalf of each and any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
In addition, certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
The following documents are filed or incorporated by reference as part of this Form S-8.

Exhibit Number	Exhibit Description
4.1	Workiva Inc. Amended and Restated 2014 Equity Incentive Plan, incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 17, 2016.
5.1	Opinion of Drinker Biddle & Reath LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Drinker Biddle & Reath LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Page S-1 of this Registration Statement).

Item 9. Undertakings.
A. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ames, State of Iowa, on this 3rd day of August, 2016.

WORKIVA INC.

By:	/s/ Matthew M. Rizai
Matthew M. Rizai, Ph.D. Chairman and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Workiva Inc., a Delaware corporation, do hereby constitute and appoint Matthew M. Rizai, Ph. D. and Martin J. Vanderploeg, Ph.D., and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew M. Rizai Matthew M. Rizai, Ph.D.	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2016

/s/ J. Stuart Miller J. Stuart Miller	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	August 3, 2016

/s/ Jill E. Klindt Jill E. Klindt	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2016

/s/ Martin J. Vanderploeg Martin J. Vanderploeg, Ph.D.	Director	August 3, 2016

/s/ Michael M. Crow, Ph.D. Michael M. Crow, Ph.D.	Director	August 3, 2016

/s/ Robert H. Herz Robert H. Herz	Director	August 3, 2016

/s/ Eugene S. Katz Eugene S. Katz	Director	August 3, 2016

/s/ David S. Mulcahy David S. Mulcahy	Director	August 3, 2016

/s/ Suku Radia Suku Radia	Director	August 3, 2016

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EXHIBIT INDEX

Exhibit Number
Exhibit Description
4.1	Workiva Inc. Amended and Restated 2014 Equity Incentive Plan, incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 17, 2016.
5.1	Opinion of Drinker Biddle & Reath LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Drinker Biddle & Reath LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Page S-1 of this Registration Statement).

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